LIMITED POWER OF ATTORNEY
Know all by these present, that the undersigned hereby constitutes and appoints each of Ilan Rotem, Liam Eckstein, Dima Itkin and Tirtza Madaani (each, an “Attorney-in-fact” or together, the “Attorneys-in-fact”) of Cognyte Software Ltd. (the “Company”), or any of them acting singly and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:
1.prepare, submit, execute for, and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company any Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder or Forms 144 in accordance with Rule 144 (“Rule 144”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”);
2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 and 144, complete and execute any amendment or amendments thereto and timely file such forms or amendments with the U.S. Securities and Exchange Commission and any stock exchange or similar authority, as required;
3.seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any broker or financial institution, and the undersigned hereby authorizes any such person to release any such information to each of the Attorneys-in-fact and approves and ratifies any such release of information; and
4.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-in-fact’s discretion.
The undersigned hereby grants to each Attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-fact, or such Attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each Attorney-in-fact, in serving in such capacities at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.
This Power of Attorney, with respect to each of the Attorneys-in-fact, shall remain in full force and effect until the earliest to occur of (a) the date that the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) with respect to the Attorney-in-fact, this Power of Attorney is revoked by the undersigned in a signed writing delivered to such Attorney-in-fact, or (c) the time at which such Attorney-in-fact is no longer employed by the Company or any of its subsidiaries, as applicable.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 28 day of February 2026.

/s/ Ron Shvili
Ron Shvili